[NUMBER]                                                            [SHARES]




                            GEORGIA BANCSHARES, INC.
                   Incorporated under the Laws of the State of
             Georgia 10,000,000 Shares Authorized Common Stock ($.01
                              par value per share)




                   This Certifies that [NAME] is the owner of
                          ****AMOUNT**** fully paid and
     non-assessable Shares of the above Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized
         Attorney upon surrender of this Certificate properly endorsed.

      In Witness Whereof, the said Corporation has caused this Certificate to be signed By its duly authorized officers and to be sealed with the Seal of the Corporation.





 Dated  ------------- , 2002


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     PRESIDENT                                                        SECRETARY

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations. Additional abbreviations may also be used though not in the list.

TEN COM -as tenants in common    UNIF GIFT MIN ACT-....Custodian......(Minor)
TEN ENT -as tenants by the entireties under Uniform Gifts to Minors Act..(State) JT TEN as joint tenants with right of survivorship and not as tenants in common

For value received, the undersigned hereby sells, assigns and transfers unto

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             Please Print or Typewrite Name and Address of Assignee

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----------------------------------------------------------------- Shares
Represented by the within Certificate, and hereby irrevocably constitutes and appoints ___________ Attorney to transfer the said shares on the books of the within-named Corporation with full power of substitution in the premises. Dated,
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                      In presence of
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